Exhibit 10.10

Recording Requested By,

And After Recording, Return To:

Godfrey & Kahn, S.C.

780 North Water Street

Milwaukee, Wisconsin 53202

Attn: Kristin A. Roeper

OPEN-END MORTGAGE

This Mortgage secures Future Advances.

SKYLINE CORPORATION, an Indiana corporation (“Mortgagor”), mortgages, conveys and warrants to FIRST BUSINESS CAPITAL CORP. (“Mortgagee”), in consideration of all amounts now or hereafter owing by Mortgagor and its affiliates to Mortgagee under the Secured Obligations (as defined below), the real estate described below, together with all privileges, hereditaments, easements and appurtenances, all rents, leases, issues and profits, all awards and payments made as a result of the exercise of the right of eminent domain, and all existing improvements and fixtures (all called the “Property”). For purposes hereof, the “Secured Obligations” shall mean all obligations of the Mortgagor and its affiliates as evidenced by (i) that certain Note A dated March 20, 2015, in the stated principal amount of up to Ten Million Dollars ($10,000,000.00) executed by Mortgagor and its subsidiaries, Homette Corporation, Layton Homes Corp. and Skyline Homes, Inc. (collectively, the “Subsidiaries”), in favor of Mortgagee (the “Note”), and (ii) that certain Loan and Security Agreement dated as of March 20, 2015 among Mortgagee, the Subsidiaries and Mortgagor (the “Loan Agreement”).

1. Description of Property.

See Exhibit A attached hereto for legal description

2. Title. Mortgagor warrants title to the Property, excepting only restrictions and easements of record, municipal and zoning ordinances, current taxes and assessments not yet due and any liens or encumbrances set forth on Exhibit B attached hereto (“Permitted Liens”).

3. Mortgage As Security. This Mortgage secures prompt payment to Mortgagee of the sum stated in the first paragraph of this Mortgage, plus interest and charges, according to the terms of the Note and the Loan Agreement, and any extensions, renewals or modifications thereof. This Mortgage also secures the performance of all covenants, conditions and agreements contained in this Mortgage, and to the extent not prohibited by law costs and expenses of collection or enforcement. Unless otherwise required by law, Mortgagee will satisfy this Mortgage upon request by Mortgagor if the Secured Obligations have been indefeasibly paid and satisfied in full, in immediately available funds, and Mortgagor and its affiliates have otherwise satisfied all of their respective obligations under Section 10 of the Loan Agreement.

4. Open-End Mortgage. This Mortgage is an Open-End Mortgage as defined in 42 Pa.C.S.A. § 8143(f) and, as such, is entitled to the benefits of Senate Bill 693, 1989 session of the General Assembly of Pennsylvania, as codified at 42 Pa.C.S.A. §8143 et seq. The parties to this Mortgage intend that, in addition to the Secured Obligations and the obligations secured hereby, this Mortgage shall secure unpaid balances of loan advances made after this Mortgage is left for record with the Recorder’s Office of Lancaster County, Pennsylvania, whether such advances are made pursuant to an obligation of Mortgagee or otherwise. The maximum amount of unpaid indebtedness of principal secured by this Mortgage (which shall consist of unpaid balances of loan advances made either before or after, or both before and after, this Mortgage is left for record), which may be outstanding at any time is twice the aggregate principal amount of Secured Obligations, plus accrued and unpaid interest thereon. In addition to the Secured Obligations, this Mortgage secures unpaid balances of advances made, with respect to the Subject Property, for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Subject Property or the lien of this Mortgage, expenses including, but not limited to, costs and attorneys’ fees, incurred by Mortgagee by reason of the occurrence of a Default by Mortgagor under this Mortgage or any of the other Loan Documents.

5. Taxes. Mortgagor shall pay before they become delinquent all taxes, assessments and other governmental charges which may be levied or assessed against the Property, or against Mortgagee upon this Mortgage or the Note or other debt secured by this Mortgage, or upon Mortgagee’s interest in the Property, and upon request by Mortgagee deliver to Mortgagee receipts showing timely payment.

6. Insurance. Mortgagor shall keep the improvements on the Property insured in such amounts and against direct loss or damage occasioned by fire, extended coverage perils and such other hazards as Mortgagee may require, and shall pay the premiums when due. The policies shall contain the standard mortgagee clause in favor of Mortgagee. Mortgagor shall promptly give notice of loss to insurance companies and Mortgagee. In the event of foreclosure of this Mortgage or other transfer of title to the Property, in extinguishment of the indebtedness secured hereby, all right, title, and interest of Mortgagor in and to any insurance then in force shall pass to the purchaser or grantee.

7. Mortgagor’s Covenants. Mortgagor covenants:

(a) Condition and Repair. To keep the Property in good and tenantable condition and repair, ordinary wear and tear excepted, and to restore or replace damaged or destroyed improvements and fixtures;

(b) Liens. To keep the Property free from liens and encumbrances other than the Permitted Liens;

(c) Prior Mortgages. To perform all of Mortgagor’s obligations and duties under any mortgage or security agreement with a lien which has priority over this Mortgage and any obligation to pay secured by such a mortgage or security agreement, except to the extent such obligation is being contested in good faith by appropriate proceedings;

(d) Waste. Not to commit waste or permit waste to be committed upon the Property;

(e) Conveyance. Not to sell, assign, lease, mortgage, convey or other otherwise transfer any legal or equitable interest in all or part of the Property, or permit the same to occur, except with the prior written consent of Mortgagee, and, without notice to Mortgagor, Mortgagee may deal with any transferee as to his interest in the same manner as with Mortgagor, without in any way discharging the liability of Mortgagor under this Mortgage;

(f) Alteration or Removal. Except in the ordinary course of the Mortgagor’s business, not to remove, demolish or alter any material portion of the Property, without Mortgagee’s prior written consent;

(g) Condemnation. Subject to prior payment in full of the Mortgagor’s obligations to Mortgagee, to pay to Mortgagee all compensation received for the taking of the Property, or any part, by condemnation proceedings (including payments in compromise of condemnation proceedings), and all compensation received as damages for injury to the Property, or any part, unless such compensation is to be used by Mortgagor to restore or rebuild any part of the Property; and

(h) Ordinances; Inspection. To comply with all laws, ordinances and regulations affecting the Property except where the failure to comply would not have a material adverse effect on the Property or the Mortgagor’s operations on the Property and would not be disadvantageous in any material respect to the Mortgagee. Mortgagee and its authorized representatives may enter the Property at reasonable times to inspect it.

8. Authority of Mortgagee to Perform for Mortgagor. If Mortgagor fails to perform any of Mortgagor’s duties set forth in this Mortgage, Mortgagee may, after giving Mortgagor notice and ten (10) days to perform, perform the duties or cause them to be performed, including without limitation signing Mortgagor’s name or paying any amount so required, and the cost shall be due on demand and secured by this Mortgage.

9. Default; Acceleration; Remedies. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), and pursuant to Section 9 of the Loan Agreement, the unpaid principal and interest owed on the Note and any other amount due under the terms of the Loan

Agreement, together with all sums paid by Mortgagee as authorized or required under this Mortgage, shall, in Mortgagee’s discretion, be immediately due and payable, and shall be collectible in a suit at law or by foreclosure of this Mortgage by action, or both, or by the exercise of any other remedy available at law or equity. FOR SUCH PURPOSES MORTGAGOR HEREBY AUTHORIZES ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR MORTGAGOR TO SIGN AN AGREEMENT FOR ENTERING AN AMICABLE ACTION OF EJECTMENT FOR POSSESSION OF THE SUBJECT PROPERTY, AND TO CONFESS JUDGMENT THEREIN AGAINST MORTGAGOR IN FAVOR OF MORTGAGEE, WHEREUPON A WRIT MAY FORTHWITH ISSUE FOR THE IMMEDIATE POSSESSION OF THE SUBJECT PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER; AND FOR SO DOING THIS MORTGAGE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

10. Waiver. Mortgagee may waive any default without waiving any other subsequent or prior default by Mortgagor.

11. Power of Sale. In the event of foreclosure, to the extent permitted by applicable law, Mortgagee may sell the Property at public sale and execute and deliver to the purchasers deeds of conveyance pursuant to statute.

12. Receiver. Upon the commencement or during the pendency of an action to foreclose this Mortgage, or enforce any other remedies of Mortgagee under it, without regard to the adequacy or inadequacy of the Property as security, Mortgagor agrees that the court may appoint a receiver of the Property without bond, and may empower the receiver to take possession of the Property and collect the rents, issues and profits of the Property and exercise such other powers as the court may grant until the confirmation of sale, and may order the rents, issues and profits, when so collected, to be held and applied as the court may direct.

13. Expenses. To the extent not prohibited by law, Mortgagor shall pay all reasonable costs and expenses before and after judgment, including without limitation, attorneys’ fees and expenses of obtaining title evidence, incurred by Mortgagee in protecting or enforcing its rights under this Mortgage.

14. Severability. Invalidity or unenforceability of any provision of this Mortgage shall not affect the validity or enforceability of any other provision.

15. Successors and Assigns. This Mortgage benefits Mortgagee, its successors and assigns, and binds Mortgagor and its successors and assigns.

16. Changes in Taxation. In the event of the passage after the date of this Mortgage of any law of the Commonwealth of Pennsylvania, deducting from the value of the Subject Property for the purpose of taxation any lien thereon, or changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes so as to affect the interest of Mortgagee, then and in such event, Mortgagor shall bear and pay the full amount of such taxes.

The undersigned acknowledges receipt of an exact copy of this Mortgage.

Signed and Sealed this 20th day of March, 2015.

SKYLINE CORPORATION

By:	/s/ Jon S. Pilarski
Name:	Jon S. Pilarski
Title:	Vice President Finance and Treasurer, Chief Financial Officer

A C K N O W L E D G M E N T

STATE OF WISCONSIN	)
	)	ss.
COUNTY OF MILWAUKEE	)

This instrument was acknowledged before me on March 20, 2015, by Jon S. Pilarski, to me known to be the Vice President, Treasurer & CFO of Skyline Corporation, an Indiana corporation, on behalf of the corporation.

/s/ Kristin Roeper
Notary Public Milwaukee County, Wisconsin
My commission is permanent

CERTIFICATE OF RESIDENCE

I hereby certify that the precise address of FIRST BUSINESS CAPITAL CORP., Mortgagee under the attached Open-End Mortgage executed by SKYLINE CORPORATION, as Mortgagor, to Mortgagee, dated as of March 20, 2015, is 401 Charmany Drive, Madison, Wisconsin 53719.

/s/ James G. Tepp
For First Business Capital Corp.

Exhibit A

Legal Description

PARCEL 1:

TRACT NO. 1. – ALL THAT CERTAIN tract of land on the South side of Pennsylvania Legislative Route 36114, known as Horseshoe Road, in the Township of Upper Leacock, County of Lancaster and State of Pennsylvania, bounded and described in accordance with a survey by H. F. Huth Engineers, Inc., dated October 5, 1965, as follows:

BEGINNING at a spike in or near the centerline of said Pennsylvania Legislative Route 36114, known as Horseshoe Road, said spike being South seventy-eight (78) degrees zero (0) minutes thirty (30) seconds West, three hundred sixty-three and seventy hundredths (363.70) feet from an iron pin in the centerline of Newport Road; THENCE leaving said road and along premises now or late of Lincoln R. Witman, South twelve (12) degrees twenty-two (22) minutes thirty (30) seconds East, two hundred five and seventy-five hundredths (205.75) feet to an iron pin, said course having crossed another iron pin twenty-three and seventy-six hundredths (23.76) feet from the beginning thereof; THENCE along land now or late of Pennsylvania Railroad, New Holland Branch, South fifty-eight (58) degrees forty-seven (47) minutes thirty (30) seconds West, three hundred forty-nine and fifteen hundredths (349.15) feet to an iron pin, said course having crossed another pin eighty-five (85) feet from the end thereof; THENCE along premises now or late of Christ S. Beiler and Anna D. Beiler, the 2 following courses and distances; North thirty (30) degrees fourteen (14) minutes thirty (30) seconds East, one hundred eighteen and eighty-two hundredths (118.82) feet to an iron pin and North twelve (12) degrees twenty-two (22) minutes thirty (30) seconds West, two hundred thirty-two and eighty-five hundredths (232.85) feet to a spike in or near the centerline of said Pennsylvania Legislative Route 36114 known as Horseshoe Road, said course having crossed another iron pin twenty-two and fifty hundredths (22.50) feet from the end thereof; THENCE in and along the centerline of said road North seventy-eight (78) degrees zero (0) minutes thirty (30) seconds East, two hundred fifty (250) feet to a spike, the place of beginning.

CONTAINING one and four hundred and eight-six thousands (1.486) acres.

TRACT NO. 2. – ALL THAT CERTAIN lot or tract of land being situated on the North side of Pennsylvania Legislative Route 36114, between Hellers Church and Newport Road in the Township of Upper Leacock, County of Lancaster and State of Pennsylvania, as shown on a survey prepared by H. F. Huth Engineers, Inc., dated October 10, 1963, and shown on Drawing No. AB1180 and revised August 24, 1965, said tract being more fully bounded and described as follows:

BEGINNING at a point in the centerline of Pennsylvania Legislative Route 36114, a corner of land, now or late, of Fildor Realty Company; THENCE extending along the center line of Pennsylvania Legislative Route 36114, South seventy-eight (78) degrees zero (0) minutes thirty (30) seconds West, a distance of five hundred nine and twenty-seven hundredths (509.27) feet to a railroad spike, a corner of land, now or late of Abner S. Esch; THENCE extending along the same, North zero (0) degrees eight (8) minutes thirty (30) seconds West, a distance of one hundred ninety-five and fifty-five hundredths (195.55) feet to an iron pin, said last mentioned course having crossed over an iron pin situated a distance of twenty-two and fifty hundredths (22.50) feet North of the beginning point of the last mentioned course; THENCE continuing along the same, South seventy-eight (78) degrees zero (0) minutes thirty (30) seconds, West, a distance of one hundred three and fifteen hundredths (103.15) feet to a point in line of land, now or late of Christ Beiler; THENCE along the same, North zero (0) degrees nine (9) minutes East, a distance of five hundred thirty-eight and thirty-four hundredths (538.34) feet to a point, and North eighty-two (82) degrees twenty-two (22) minutes East four hundred sixty-five and sixty-five hundredths feet (465.65) to a point on line of land, now or late of Fildor Realty Company; THENCE along the same, South eleven (11) degrees twenty-eight (28) minutes East, a distance of six hundred eighty-one and ninety-six hundredths (681.96) feet to the point and place of beginning.

CONTAINING eight and four hundred and ninety-eight thousandths (8.498) acres.

PARCEL 2:

All that certain tract or parcel of land situate on the West side of Pennsylvania State Highway S.R. 0772, Newport Road, being Tract “B” on the Land Development Plan of Homette Corp., as recorded in Plan Book “J”, Volume 186, Page 74, in the Township of Upper Leacock, County of Lancaster, Commonwealth of Pennsylvania, being more fully bounded and described as follows to wit:

Beginning at a spike in Pennsylvania State Highway S.R. 0772, Newport Road, being the Northeasternmost corner of the herein described tract; thence along the same the two following courses and distances 1) South thirty-one degrees twenty-four minutes twenty-five seconds East (S.31°24’25”E.) a distance of three hundred twelve and eighty-six hundredths feet (312.86’) to a spike 2) South eleven degrees twenty-five minutes East (S.11°25’E.) a distance of seven and thirty-six hundredths feet (7.36’) to a spike; thence along property of Skyline Homes, Inc. and property of Gideon S. Beiler and Mary K. Beiler, husband and wife, respectively, South eighty-two degrees twenty-six minutes West (S.82°26’W.) a distance of nine hundred ninety-one and fifty hundredths feet (991.50’) to an iron pin; thence continuing along Beiler property North zero degrees nineteen minutes fifteen seconds East (N.0°19’15”E.) a distance of two hundred ninety-six and thirty-one hundredths feet (296.31’) to an iron pin; thence along the Residue Property of Bomberger Bros., a Partnership consisting of Harold E. Bomberger and C. Russel Bomberger, North eighty-two degrees twenty-six minutes East (N.82°26’E.) a distance of eight hundred twenty-three and eight-nine hundredths feet (823.89’) to the place of beginning.

Containing in area six and one hundred twenty-five thousandths (6.125) acres.

All that certain tract or parcel of land situate on the North side of Pennsylvania State Highway S.R. 1072, Horseshoe Road, being Tract “A” on the Land Development Plan of Homette Corp., as recorded in Plan Book “J”, Volume 186, Page 74, in the Township of

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Upper Leacock, County of Lancaster, Commonwealth of Pennsylvania, being more fully bounded and described as follows, to wit:

Beginning at a spike in Pennsylvania State Highway S.R. 1072, Horseshoe Road, being the Southeasternmost corner of the herein described tract; thence along the same South seventy-eight degrees three minutes thirty seconds West (S.78°03’30”W.) a distance of fifty feet (50.00’) to a spike; thence along property of Homette Corp. and property of Gideon S. Beiler and Mary K. Beiler, husband and wife, respectively, North eleven degrees twenty-five minutes West (N.11°25’W.) a distance of eight hundred twenty-seven and fifty-four hundredths feet (827.54’) to an iron pin; thence along Tract “B” North eighty-two degrees twenty-six minutes East (N.82°26’E.) a distance of fifty and eleven hundredths feet (50.11’) to an iron pin; thence along Residue Property of Skyline Homes, Inc. the five following courses and distances 1) South eleven degrees twenty-five minutes East (S.11°25’E.) a distance of three hundred twenty-four and forty-nine hundredths feet (324.49’) to a spike 2) South seventy-eight degrees thirty-five minutes West (S.78°35’W.) a distance of thirty-one feet (31.00’) to a spike 3) South eleven degrees twenty-five minutes East (S.11°25’E.) a distance of three hundred forty-nine and twenty-three hundredths feet (349.23’) to the place of beginning.

Containing in area thirty-six thousand six hundred thirty-one (36,631) square feet.

PARCEL 3:

That certain tract of land situated in the Township of Upper Leacock, County of Lancaster and State of Pennsylvania, bounded and described in accordance with a survey thereof made by H.F. Huth Engineers, Inc., on October 10, 1963, as follows, to wit:

Beginning at the Southeast corner thereof, at the intersection of Horseshoe Road, leading from Heller’s Church to Leola, known as Pennsylvania Legislative Route No. 36114 with Newport Road, leading from said Horseshoe Road Northwardly to Leola, known as Application Route No. 390; thence extending in and along said Horseshoe Road, South seventy-eight (78) degrees no (00) minutes thirty (30) seconds West, a distance of five hundred fifty-four and eighty-one (554.81) feet to a point, a corner of remaining land now or late of Martin M. Good and Anna S. Good, his wife, of which this was formerly a part, about to be conveyed to Leola Development Corp.; thence leaving said Horseshoe Road and extending along land, now or late of said Martin M. Good and Ann S. Good, his wife, the two following courses and distances: (1) North eleven (11) degrees twenty-eight (28) minutes West, a distance of eight hundred twenty-seven and fifty-four hundredths (827.54) feet to a point; and (2) North eighty-two (82) degrees twenty-three (23) minutes East, a distance of five hundred fifty-six and four hundredths (556.04) feet to a point in said Newport Road; thence extending in and along said Newport Road, South eleven (11) degrees twenty-eight (28) minutes East, a distance of seven hundred eight-five and thirteen hundredths (785.13) feet to the point and place of beginning.

Containing ten (10) acres of land.

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Exhibit B

Permitted Liens

1. General and special taxes and assessments and other charges not yet due and payable.

2. Statutory lien claims not delinquent including construction and mechanic’s liens.

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